SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C.  20549

                  FORM 8-K

      ACQUISITION OR DISPOSITION OF ASSETS


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                  May 22, 2001
                (Date of Report)

            Infynia.com Corporation
(Exact name of registrant as specified in its charter)

                    Colorado
(State or other jurisdiction of incorporation)

        0-023310                       84-1116284
(Commission File Number)   (IRS Employer Identification Number)

    127, Cremazie West, Montreal, Quebec Canada H2N 1L5
(Address of principal executive offices including zip code)

                (514) 382.3830
(Registrant's telephone number including area code)

                Not Applicable
 (Former name or former address, if changed since last report)

Item 1.  Change in Control of Registrant. Not Applicable
Item 2.  Acquisition or Disposition of Assets:

Acquisition of all of the outstanding shares of MicroSource held by Mr. Demetre Alexopoulos and Mr. Demetrios Pavlounis by the fully own subsidiary of Registrant:

On May 11, 2001, Infynia.com Inc., a Canadian corporation, (the "Subsidiary") a fully own subsidiary of Infynia.com Corporation, a Colorado corporation, (the "Company") entered into a Purchase and Sale Agreement to acquire all of the outstanding shares of MicroSource, a corporation incorporated under the laws of Canada, outstanding shares being held by Mr. Demetre Alexopoulos and Mr. Demetrios Pavlounis (the "Sellers"). Pursuant to the Purchase and Sale Agreement, the Subsidiary agreed to acquire all of the outstanding capital stock of MicroSource in exchange for Nine Million (9,000,000) Preferred Shares Class B, voting and non-participant of the Subsidiary which, Preferred Shares are exchangeable into common shares of the Company at an exchange rate of One (1) for One (1) and Seventy Thousand Canadian Dollars ($70,000) payable in cash. The Preferred Shares issued by the Company's subsidiary for the purchase price will represent approximately 17% of the Company's Subsidiary then issued and outstanding shares. The Purchase and Sale Agreement provides for adjustment of the purchase price in the event the shareholders' equity of MicroSource is greater or less that Four Hundred Thousand Canadian Dollars, ($400,000). The Purchase and Sale Agreement also provides for the reimbursement of the Subsidiary for Net Uncollected Receivables by the Sellers.

Consistent with the terms and conditions of the Purchase and Sale
Agreement, MicroSource will become integrated to the Subsidiary of the Company and will operate under the name Infynia.com Inc.

MicroSource is engaged in the business as a full service provider of Information and System Network Solutions and offers a field of expertise that includes computer systems, networks, vertical applications and computer security with turnkey solutions from strategy to implementation. MicroSource has operated in this market for fifteen
(15) years, primarily in the Quebec and Canadian national market. In addition to the operating assets of MicroSource, the Company's subsidiary will also own a Ten Percent (10%) stake in IDRCI Internet Development Research Center Inc., a corporation incorporated under the laws of Canada, that is involved in the Research and Development of Internet Security.

The Board of Directors of Infynia.com Inc. will consist of Marc Michielli, Jean-Pierre Reid, Jim Alexopoulos, Jim Pavlounis and Louis
R. Turp. Mr. Jim Alexopoulos and Mr. Jim Pavlounis have been appointed both Executive Vice-president of Infynia.com Inc. The Board of Directors and officers of the Company has not changed and there is no commitment at this time to change the Board of Directors or Officers of the Company.

Item 3.  Bankruptcy or Receivership: Not Applicable.
Item 4.  Changes in Registrant's Certifying Accountant: Not Applicable.
Item 5.  Other Events: Not Applicable.
Item 6.  Resignation of Registrant's Directors: Not Applicable.
Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:

Pursuant to the terms and conditions of the Purchase and Sale
Agreement, the financial statements required will be filed within the time limitations set forth in applicable regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFYNIA.COM CORPORATION
(Registrant)

By: /s/ Louis R. Turp
    Louis R. Turp, Chief Executive Officer

Date: May 22, 2001







PURCHASE AND SALE AGREEMENT


MEMORANDUM OF AGREEMENT made at Montreal on the 11 day of May 2001


                  BY AND BETWEEN:


DEMETRE ALEXOPOULOS, a Canadian citizen, having its domicile at 116, Alta Vista, Kirkland, Quebec, Canada H9J 2B3 (The "Vendor"),

DEMETRIOS PAVLOUNIS, a Canadian citizen, having its domicile at 573, Des Camelias, Ste-Dorothee, Quebec, Canada H7X 3H3 (the "Vendor"),

FORTUNATO ABBATE, a Canadian citizen, having its domicile at 499 Casablanca, Vimont, Laval, Quebec, Canada H7K 3N1 (the "Vendor"),


AND:


INFYNIA.COM Inc., a corporation incorporated under the laws of Canada, with its office at 127, Cremazie West, Montreal, Quebec, Canada H2N 1L5
(the "Purchaser").

AND INTERVENING HERETO:

146473 CANADA INC., ("MicroSource"), a corporation incorporated under the laws of Canada, with its office at 978, Montee de Liesse, St-Laurent, Quebec, Canada H4T 1W7,

3458415 CANADA INC., a corporation incorporated under the laws of Canada, with its office at 978, Montee de Liesse, St-Laurent, Quebec, Canada H4T 1W7,

3762556 CANADA INC., a corporation incorporated under the laws of Canada, with its office at 978, Montee de Liesse, St-Laurent, Quebec, Canada H4T 1W7,

IDRCI INTERNET DEVELOPMENT/RESEARCH CENTER INC., a corporation incorporated under the laws of Canada, with its office at 978, Montee de Liesse, St-Laurent,Quebec, Canada H4T 1W7,

INFYNIA.COM CORPORATION, a corporation incorporated under the laws of Colorado with its US registered office at 3705 Kipling Street, Suite 206, Wheat Ridge, Colorado, U.S.A. 80033,


WHEREAS, 146473 CANADA INC., ("MicroSource") is, an operating entity involved in the Information Technology industry and, without limiting the generality of the foregoing, provides complete information system solutions by delivering, installing and configuring customised network systems on site;

WHEREAS, Demetre Alexopoulos owns all of the outstanding shares of 3458415 CANADA INC. and 22.75% of all outstanding shares of 146473 CANADA INC.;

WHEREAS, 3458415 CANADA INC., owns 11.38% of all outstanding shares of 146473 CANADA INC.;

WHEREAS, Demetrios Pavlounis owns all of the outstanding shares of 3762556 CANADA INC. and 22.75% of all outstanding shares of 146473 CANADA INC.;

WHEREAS, 3762556 CANADA INC., owns 11.38% of all outstanding shares of 146473 CANADA INC.;

WHEREAS, IDRCI, INTERNET DEVELOPMENT/RESEARCH CENTER INC., is involved, and without limiting the generality of the foregoing, in the Research and Development of Internet Security;

WHEREAS, Fortunato Abbate owns 37.1% of all outstanding shares of IDRCI, INC.;

WHEREAS, INFYNIA.COM INC. as Purchaser agrees to comply with all of the terms, conditions, warranties, covenants and declarations of this Purchase and Sale Agreement;

WHEREAS, INFYNIA.COM CORPORATION, owns One Hundred Percent (100%) of all of the outstanding common shares of Class A of Infynia.com Inc. and agrees to comply with all of the terms, conditions, warranties, covenants and declarations of this Purchase and Sale Agreement;

WHEREAS, the Vendors with the exclusion of Fortunato Abbate agrees to sell all of the outstanding shares owned by said Vendors in 146473 CANADA INC. to Infynia.com Inc. and Vendors on a prorata basis to their shareholders in IDRCI INTERNET DEVELOPMENT/RESEARCH CENTER INC. agree to sell Ten Percent (10%) of all of the outstanding Common non-voting shares of IDRCI, INC. to Infynia.com Inc. under the terms, conditions, warranties, covenants and declarations of this Purchase and Sale Agreement.

THIS AGREEMENT WITHNESSETH THAT, in consideration of the mutual covenants herein contained, it is agreed by and between the Parties as follows:



                                 ARTICLE  I
                               INTERPRETATION

1.1 Definitions. Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

(a)  "Accounts Receivable" shall have the meaning ascribed thereto at Section
2.5.

(b) "Agreement" shall mean this Purchase and Sale Agreement and all instrument supplemental hereto or in amendment of confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

(c) "Auditors" shall have the meaning ascribed thereto at Section 2.4.

(d) "Benefit Plans" shall have the meaning ascribed thereto at Section 3.1(cc).

(e) "Closing" shall mean the delivery to the Purchaser of the certificate (s) for the Purchased Shares, duly endorsed for transfer, and the payment to the Vendor of the Purchase Price on the Closing Date pursuant to Sections 2.1 and 2.3.

(f)   "Closing Date" shall have the meaning ascribed thereto at Section 9.1.

(g)  "Closing Date Balance Sheet" shall have the meaning ascribed thereto at
Section 2.4.

(g') "Company" shall mean Infynia.com Inc.

(h) "Corporations" shall mean 146473 CANADA Inc. (MicroSource) and IDRCI,
Inc.

(h') "Exchange Date" shall have the meaning ascribed thereto at Section 2.1c.

(h'') "Exchange Rate" shall have the meaning ascribed thereto at Section 2.1b.

(h''') "Exchange Stock" shall mean Common Stock, par value of $0.0001 per share of Infynia.com Corporation.

(i) "Financial Statements" shall mean the consolidated financial statements for MicroSource as of March 31, 2001 respectively, consisting in each case of a balance sheet and the accompanying statements of income, retained earnings and changes in financial position for the period then ended and notes to the financial statements, a copy of which financial statements is annexed hereto as Schedule 3.1(j).

(i') "IDRCI Internet Development/Research Center Inc." shall mean IDRCI, INC.

(j)   "Indemnified Party" shall have the meaning ascribed thereto at Section
8.3.

(k)  "Indemnifying Party" shall have the meaning ascribed thereto at Section
8.3.

(l) "Intellectual Property Rights" shall mean (i) all domestic and foreign patents, trade marks, trade names, service marks, copyrights, trade secrets, inventions, know-how, technology, software, licenses, and other intellectual property, and (ii) all registrations and applications for registration of intellectual property; and "Intellectual Property Right" shall mean any one of them.

(m)  "Laws" shall mean:

(i) all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations, and municipal by-laws, whether domestic, foreign or international;

(ii) all judgements, orders, writs, injunctions, decisions, rulings, decrees, and awards of any governmental authority or body; and

(iii) all policies, practices and guidelines of any governmental authority or body which although not actually having the force of law, are considered by such governmental authority or body as requiring compliance as if having the force of law in each case binding on or affecting the Party or Person referred to in the context in which such word is used; and "Law" shall mean any one of them.

(n) "License" and "Licenses" shall have the respective meanings ascribed thereto at Section 3.1(aa).

(o)  "Lien" and "Liens" shall have the respective meanings ascribed thereto at
Section 3.1(d)(iii).

(p) "Losses" shall have the meaning ascribed at Section 8.1.

(p') "Material" for a matter to be considered material hereunder the matter must be for a value in excess of $100,000.

(q)  "Net Uncollected Receivables" shall have the meaning ascribed thereto at
Section 2.5.

(r)   "Notice of Dispute" shall have the meaning ascribed thereto at Section
2.4.

(s)  "Parent Company" shall mean Infynia.com Corporation;

(s') "Parties" shall mean the Vendor and the Purchaser; and "Party" shall mean either one of them.

(t) "Person" shall mean an individual, corporation, company, co-operative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning.

(t') "Preferred Shares" shall be the voting and non-participant Preferred Shares Class B of Infynia.com Inc. exchangeable into Common Shares of Infynia.com Corporation at a rate of one (1) for one (1) at the date thereof.

(u)   "Purchase Price" shall have the meaning ascribed thereto at Section 2.1.

(v)   "Purchase Price Increase" shall have the meaning ascribed thereto at
Section 2.2.

(w)  "Purchase Price Reduction" shall have the meaning ascribed thereto at
Section 2.2.

(x) "Purchased Shares" shall mean all of the outstanding shares of 146473 CANADA Inc., owned by Vendors with the exclusion of Fortunato Abbate and Ten Percent (10%) of all of the outstanding shares of IDRCI, Inc. to be delivered at Closing to the Purchaser, duly endorsed for transfer.

(y) "Subsidiary" shall mean any subsidiaries of the Corporations if applicable.

(a') "Tax" and "Taxes" shall have the respective meanings ascribed thereto at
Section 3.1(y).

(a'') "Tax Credits" shall have the meaning as prescribed under the "Canadian" Income Tax Act.

(aa) "Third Party Auditors" shall have the meaning ascribed thereto at Section 2.4.

(ab) "Third Party Claim" shall have the meaning ascribed thereto at Section
8.5.

(ac) "Uncollected Receivables" shall have the meaning ascribed thereto at
Section 2.5.

1.2 Schedules. The following is a list of the Schedules attached hereto and incorporated herein by reference:
               Schedule 3.1(j) - Financial Statements - 03/31/2001
               Schedule 3.1(n) - Immovable
               Schedule 3.1(o) - Condition and Sufficiency of Assets; Inventory
               Schedule 3.1(p) - Place of Business
               Schedule 3.1(q) - Intellectual Property Rights (if applicable)
               Schedule 3.1(r) - Leases
               Schedule 3.1(s) - Contracts
               Schedule 3.1(u) - Insurance
               Schedule 3.1(v) - Bank Accounts; Powers of Attorney
               Schedule 3.1(w) - Outstanding Litigation (if applicable)
               Schedule 3.1(aa)- Licenses (if applicable)
               Schedule 3.1(bb)- Employment Agreements
               Schedule 3.1(cc)- Benefit Plans
               Schedule 3.1(dd)- Environmental Matters
               Schedule 4.5(c) - Form of Resignation and Release

                                  ARTICLE  II
                               Purchase and Sale

2.1 Purchase and Sale. Upon and subject to the terms and conditions hereof, the Vendor shall sell to the Purchaser, and the Purchaser shall purchase from the Vendor, the Purchased Shares on the Closing Date for an amount equal to Nine Million (9,000,000) Preferred Shares and a sum for the amount of Seventy Thousand Canadian Dollars ($70,000) payable in cash. In addition, the Purchaser shall on a solidary basis with MicroSource, pay to Vendors, immediately upon reception by MicroSource from the taxing authorities, an amount of up to a maximum of Four Hundred Thousand Canadian Dollars ($400,000) or a sum equal to the gross amount of the Research and Development Tax Credits attributed to MicroSource which applies for the year 1999, 2000 and for the year ended April 1, 2001 (the "Purchase Price").

2.1a. Exchange Stock. At any time and from time to time after the Closing
Date up to a period of five years after the Closing Date, the holder of the Preferred Shares may exchange all or any portion of the Preferred Shares held by the holder for a number of shares (but not a fractional share) of Common Stock, par value $.0001 per share of the Parent company; (the "Exchange Stock")provided that the rights under this section may not be exercised at any time that there is a material pending indemnification or other material claim by the Company or the Parent company against the Vendors (or any assignee thereof or successor thereto) arising under or in connection with the Purchase and Sale Agreement and the Vendors may not provided reasonable security for such claim.

(b) Exchange Rate. The initial exchange rate at which Preferred Shares may be exchanged for shares of Exchange Stock shall be one share of the Preferred Shares for one share of Exchange Stock (the "Exchange Rate"). If after the
Date of Issuance the Parent company at any time subdivides (by any stock split, or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exchange Price in effect immediately prior to such subdivision shall be proportionately reduced, such that the Vendors will received a prorata increase in the number of the Preferred Shares of the Parent Company; and if the Parent company at any time after the Date of Issuance combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exchange Rate in effect immediately prior to such combination shall be proportionately increased such that the Vendors will received a prorata decrease in the number of Preferred Shares of the Parent Company.

(c) Exchange Date. Except as otherwise provided herein, any Exchange shall be deemed to have been effected as of the close of business on the date (the "Exchange Date") on which the following have been provided to the principal office of the Company: (i) Certificates for the Preferred Shares tendered in exchange; (ii) a signed and executed Exchange Election Notice, in substantially the form of Exhibit A attached hereto. At the time any such Exchange has been effected, the rights of the Holder of the Preferred Shares (or a portion thereof subject to such Exchange) shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Exchange Stock are to be issued upon such Exchange shall be deemed to have become the holder or holders of record of the shares of Exchange Stock represented thereby.

(d) As soon as possible after an Exchange has been effected (but in any event within five business days of the Exchange Date), the Parent company shall deliver to the Holder effecting the Exchange:

(i) a certificate or certificates representing the number of shares of Exchange Stock issuable by reason of such Exchange in such name or names and such denominations as the Holder has specified;

(ii) a new Preferred Share certificate, representing any portion of the Preferred Shares not subject to the Exchange.

(e) The Company and the Parent company shall at all times reserve and keep available, solely for the purpose of issuance upon the Exchange of the Preferred Shares, such number of shares of Exchange Stock issuable upon the Exchange of the Preferred Shares.

(f) If any fractional interest in a share of Exchange Stock would, except for the provisions of this subparagraph, be delivered upon any Exchange, the Parent company, in lieu of delivering the fractional share therefor, shall, within five business days of the Exchange Date, pay an amount to the Holder equal to such fractional interest multiplied by the applicable Exchange Price.

2.2 Purchase Price Adjustment. The Purchase Price shall be reduced (the "Purchase Price Reduction") by the amount of Preferred Shares on a prorata basis, considering a value of US $0.10 per share, by which the shareholders' equity of MicroSource, as shown on the Closing Date Balance Sheet, is less than Four Hundred Thousand CAN dollars ($400,000). The Purchase Price shall be increased (the "Purchase Price Increase") by the amount of Preferred Shares on a prorata basis, considering a value of US $0.10 per share, by which the shareholders' equity of MicroSource, as shown on the Closing Date Balance Sheet, is more than Four Hundred Thousand dollars ($400,000). Any Purchase Price Reduction shall be payable by the Vendor to the Purchaser, and any Purchase Price Increase shall be payable by the Purchaser to the Vendor, in either case, within ten (10) calendar days of the date on which the Closing Date Balance Sheet becomes final and binding on the Parties.

2.3 Payment of the Purchase Price. On the Closing Date, the Purchaser shall pay to the Vendor the Purchase Price by way of Preferred Shares Class B of Infynia.com Incorporated, which Preferred Shares are exchangeable into Common Shares of Infynia.com Corporation at a rate of 1 (one) for one (1).

2.3a. Research and Development Tax Credits. At Closing, the Purchaser and MicroSource will hypothecate for the sum of Four Hundred Thousand Dollars Canadian ($400,000) in the favor of the Vendors, assign all right, title and interest in and to the R&D Tax Credits with respect to the development of the IDRCI assets and other projects to the Vendors. The Purchaser shall undertake and shall without cost, fully co-operate with each other in order to obtain the R&D Tax Credits as expeditiously as possible, and on a without cost basis shall permit Vendors access to and copies of all documentation, records, accounting journals, vouchers, cheques and any and all other things and matters necessary or desirable in order to obtain the R&D Tax Credits. The Purchaser will undertake or will cause MicroSource to pay in cash the net amount of the R&D Tax Credits, which are paid by the taxing authorities to Vendors immediately upon reception.

2.4 Post-Closing Adjustment. Forthwith after the Closing, the Purchaser and the Vendor shall jointly instruct Mr. Don Field and Mr. Robert Kliaman, C.P.A. The "Auditors") to prepare a consolidated balance sheet showing the assets and liabilities of MicroSource as at the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles in Canada, applied on a basis consistent with prior periods and consistent throughout the periods involved. The Parties shall jointly instruct the Auditors to produce the Closing Date Balance Sheet within 90 calendar days after the Closing Date.
        If the Purchaser or the Vendor wishes to dispute any matter in the Closing Date Balance Sheet, it may do so by notice ("Notice of Dispute") to the other given within ten (10) calendar days of the delivery of the Closing Date Balance Sheet to the Purchaser. A Notice of Dispute shall specify the basis for each objection and the dollar amount involved. The Parties shall use their best efforts to amicably resolve any matters identified in a Notice of Dispute as promptly as practicable. If any such dispute shall not have been resolved within ten (10) calendar days following the date on which the Notice of Dispute is given, then either Party may refer such unresolved matters to a third Party Auditor (the "Third Party Auditors") for resolution. The determination of the Third Party Auditors shall be made within thirty (30) calendar days after the matter has been referred to them. If no Notice of Dispute is given within the delay prescribed above, then the Auditors shall forthwith, upon the expiry of said delay, deliver the Closing Date Balance Sheet to the Parties, and such Closing Date Balance Sheet shall be final and binding on the Parties as of and from the date of such delivery. If a Notice of Dispute is given in accordance with this Section 2.4, then the Auditors shall, forthwith following the decision of the Third Party Auditor, amend the Closing Date Balance Sheet to reflect the decision of the Third Party Auditor and deliver the Closing Date Balance Sheet to the Parties, and such Closing Date Balance Sheet shall be final and binding on the Parties as of and from the date of such delivery.

The Purchaser and the Vendor shall share the fees and disbursements of the Auditors and the Third Party Auditors equally.

2.5 Accounts Receivable. The Purchaser shall use its reasonable efforts to collect all accounts receivable and trade accounts due as at the Closing Date to MicroSource (the "Accounts Receivable"). Any amounts collected by the Purchaser or MicroSource from any debtor of Accounts Receivable, shall be imputed firstly to the oldest Accounts Receivable from such debtor; provided that if a payment of any of the Accounts Receivable is contested, in whole or in part, by the debtor thereof, then any amounts collected by the Purchaser or MicroSource from such debtor shall be imputed to the next oldest uncontested Accounts Receivable from such debtor. The Purchaser and MicroSource shall have no obligation to institute suit to collect any Accounts Receivable. The Purchaser and MicroSource shall not compromise any Accounts Receivable without the Vendor's consent. If on the nineitieth (90th) after the Closing Date any Accounts Receivable remain uncollected (the "Uncollected Receivables"), the amount of such Uncollected Receivables less the amount of any reserves provided for Accounts Receivable on the Closing Date Balance Sheet (the net amount of such Uncollected Receivables being the ("Net Uncollected Receivables") shall be immediately payable by MicroSource to the Purchaser. Upon payment by MicroSource to the Purchaser of the full amount of the Net Uncollected Receivables, the Purchaser hereby agrees to cause MicroSource to assign to the Vendor, out of the Uncollected Receivables, such Accounts Receivable equal to the amount of the Net Uncollected Receivables. If, after assignment of such Accounts Receivable, the Purchaser or MicroSource receives any payment on account of any such Accounts Receivable, the Purchaser, or MicroSource shall forthwith pay over the amount of such payment to the Vendor.


                                ARTICLE III
                       Representation and Warranties

3.1 Representations and Warranties of the Vendors. The Vendors with the exception of Fortunato Abbate represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares and that the Purchaser would not have entered into this Agreement without such representations and warranties:

(a) Due Incorporation. The Corporations (MicroSource and IDRCI, Inc.):

(i) are duly incorporated, validly existing and in good standing under the Laws of their jurisdiction of incorporation; and

(ii) have all necessary corporate power and authority to own, lease and operate their properties and to conduct their business as and in the places where such properties are now owned, leased or operated or such business is now conducted.

(b) Due Authorization. The Corporations have the necessary corporate power and authority to execute this Agreement and to perform their obligations hereunder. The execution of this Agreement by the Corporations and the performance by the Corporations of their obligations hereunder has been duly authorized by all necessary action on their part. Such execution and performance by the Corporations does not require any action or consent of, any registration with, or notification to, any Person, or any action or consent under any Laws to which the Corporations or the Vendor is subject.

(c) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Vendors enforceable against them in accordance with its terms.

(d) No Conflict. The execution of this Agreement, the consummation of the transactions contemplated herein, the performance by the Corporations, the Vendors of their obligations hereunder and the compliance by the Vendors with this Agreement do not:

         (i) violate, contravene or breach, or constitute a default under, the constating instruments or by-laws of the Corporations;

         (ii) violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which the Vendors or the Corporations may be a party, or their properties may be subject, or by which either of them is bound or affected;

        (iii) result in, or give any Person the right to seek, or to cause
(a) the termination, cancellation, modification, amendment, variation or renegotiations of any contract, agreement, indenture, instrument or commitment to which the Corporations or any of their properties may be a party or subject or by which it is bound or affected, or (b) the acceleration or forfeiture of any term of payment, or (c) the loss in whole or in part of any benefit which would otherwise accrue to the Corporations;

(iii) result in, or require the creation of any lien, hypothec, pledge, charge, prior claim, security interest, adverse claim or other encumbrance or right of others of any nature, whatsoever or howsoever arising (individually, a "Lien" and collectively, "Liens"), upon any of the Purchased Shares or any property of the Corporations; or

         (v) violate, contravene or breach any Laws.

(e) Authorized and Issued Capital. The authorized capital of MicroSource is an unlimited number of Common shares of which One Hundred (100) shares (and no more) have been validly subscribed and issued and are outstanding as fully paid and non-assessable. The authorized capital of IDRCI, Inc. is an unlimited number of Class A and Class B common shares and Class C, Class D, Class E, Class F and Class G preferred shares of which, Seventy Five (75) Class A and Seventeen (17) Class B common shares (and no more) have been validly subscribed and issued and are outstanding as fully paid and non-assessable. The Purchased Shares represent all of the issued and outstanding shares in the capital of MicroSource and Ten Percent (10%) of all outstanding shares of IDRCI, Inc.

(f) No Subsidiaries. MicroSource as well as IDRCI, Inc. does not own, and has never owned, directly or indirectly, any shares in the capital of any Person (other than the Subsidiaries, if applicable) and has never made any investment in, and does not have, and has never had, any property interest in, any Person
 (other than the Subsidiaries, if applicable).

(g) Title to Purchased Shares. The Vendors are the beneficial owners and holders of record of the Purchased Shares and at Closing shall transfer to the Purchaser a good and valid title to the Purchased Shares, free and clear of all Liens. MicroSource and IDRCI, Inc. are the beneficial owners and holders of record of all of the issued and outstanding shares in the capital of each Subsidiary (if applicable), with good and valid title to such shares, free and clear of all Liens.

(h) No Options.  There is no:

(i) outstanding security of the Corporations or any Subsidiary (if applicable) convertible or exchangeable into any share or shares in the capital of the Corporations or any Subsidiary (if applicable);

(ii) outstanding subscription, option, warrant, call, commitment or agreement obligating the Corporations or any Subsidiary (if applicable) to issue any share(s) of its capital or any security or securities of any class or kind which in any way relate to the authorized or issued capital of the Corporations or any Subsidiary (if applicable);
(iii) agreement (other than this Agreement) which grants to any Person the right to purchase or otherwise acquire any share or shares issued and outstanding in the capital of the Corporations or any Subsidiary
(if applicable); or
(iv) voting trust or voting agreement or pooling agreement or proxy with respect to any Purchased Shares or any issued and outstanding shares in the capitol of any Subsidiary (if applicable).

(i) Books and Records. The minute books of the Corporations are complete and accurate, and contain copies of all by-laws and resolutions passed by the shareholders and directors since the date of their incorporation; all of which by-laws and resolutions have been duly passed.

           The share certificate books, registers of shareholders, registers of transfers and registers of directors of the Corporations are complete and accurate.

           The financial books and records of the Corporations have been maintained in accordance with sound business practices and fairly, accurately and completely present and disclose in accordance with generally accepted accounting principles consistently applied (i) the financial position of the Corporations, and (ii) all transactions of the Corporations.

(j) Financial Statements. The Financial Statements fairly, accurately and completely present and disclose in all material respects (i) the assets, liabilities and obligations whether accrued, contingent, absolute or otherwise), income, losses, retained earnings, reserves and financial position of the Corporations, (ii) the results of operations of the Corporations, and
(iii) the changes in the financial position of the Corporations, all as at the dates and for the periods therein specified.
(k) Liabilities. The Corporations have no liabilities or obligations of any nature whatsoever, whether direct, indirect, absolute, contingent or otherwise, except for those liabilities or obligations (i) reflected in or reserved against in the Financial Statements for the period ended March 31, 2001, (ii) incurred after March 31, 2001 in the usual and ordinary course of its business, or (iii) disclosed in any of the Schedules attached to this Agreement.

(l) Accounts Receivable. All accounts receivable of the Corporations are bona fide, result from the ordinary course of business, have been properly recorded in the ordinary course of business, and, subject to reserves in accordance with past practice, are good and collectible in full when due without any discount, set off or counterclaim, in amounts equal to not less than the aggregate face amounts thereof.

(m) Title to Property. The Corporations are the sole and unconditional owner of, and have a good and valid title to (or, in the case of immoveable and real property, have a good and marketable title to), all of their assets reflected on the Financial Statements for the period ended March 31, 2001, or which have been acquired on or after March 31, 2000 (other than such assets consumed or disposed of on or after March 31, 2001 in the ordinary course of business and in a manner consistent with past practice), in each case free and clear of all Liens.

(n) Immoveables. Schedule 3.1(n) annexed hereto is a true and complete description of all immoveables and real property owned by or leased to the Corporations, including, without limitation, all buildings, structures, erections and appurtenances located thereon.

Every immoveable and real property owned or used by or leased to or from the Corporations does not violate, contravene or breach, and is used in compliance with, any and all Laws. The Corporations have not received any notice that any of the aforesaid immoveable or real property (i) is not in compliance with any Laws, (ii) is not used in compliance with any Laws, and/or (iii) requires work to be done in connection therewith.

(o) Condition and Sufficiency of Assets; Inventory. Except as disclosed in
Schedule 3.1(o) annexed hereto, all of the tangible assets of the Corporations are (i) in good operating condition and repair, ordinary wear and tear excepted, (ii) not in need of maintenance or repairs (except ordinary or routine maintenance or repairs that are not material in nature or costs, individually or collectively), and (iii) adequate and sufficient for the continuing conduct of the business of the Corporations as now conducted.

             All Inventory of the Corporations is of a quality and quantity usable and saleable in the ordinary course of business.

(p) Location; Place of Business. Other than inventory in transit and vehicles used in the transportation of such inventory, the Corporations do not hold, directly or indirectly, any of their immoveable or real property or moveable or personal property anywhere other than in the locations set forth in
Schedule 3.1(p) annexed hereto.

(q) Intellectual Property Rights. Schedule 3.1(q) annexed hereto is a true and complete list of (i) all registered Intellectual Property Rights used by the Corporations, and (ii) all pending applications for Intellectual Property Rights used by the Corporations in connection with their business, none of which has been opposed or held unenforceable. Each of the aforesaid Intellectual Property Rights is valid, subsisting and enforceable and each such Intellectual Property Right is duly recorded in the name of the Corporations, and the Corporations are the absolute owner and have the sole and exclusive right to hold and use the said Intellectual Property Right without making any payment to others or granting rights to others in exchange.

(r) Leases. Schedule 3.1(r) annexed hereto is a true and complete list of all leases to which any of the Corporations are party or their properties are subject. All such leases are in good standing and in full force and effect without amendment thereto, and the Corporations are entitled to all benefits under such leases.
(s) Contracts. Schedule 3.1(s) annexed hereto contains a description of all written contracts, agreements, indentures, instruments and commitments to which the corporations are a party or by which it is bound.

(t) Guarantees. The Corporations are not party to or bound either absolutely or on a contingent basis by any comfort letter, understanding or agreement of guarantee, indemnification, assumption or endorsement or any like commitment with respect to the liabilities or obligations of any Person (whether accrued, absolute or otherwise contingent), except in the ordinary course of business.

(u) Insurance. The Corporations maintain insurance with responsible and reputable insurers in such amounts and covering such risks and with such deductibles as are generally maintained by like businesses.

Schedule 3.1(u) is a true and complete list of all insurance policies currently maintained by or for the Corporations. The coverage under each such policy is in full force and effect and the Corporations are in good standing under such policies.

The Corporations have not received notice of, and the Vendor has no knowledge of, any fact, condition or circumstance which might reasonably form the basis of any claim against the Corporations which (i) is not fully covered by insurance (subject to deductibles) maintained by or for the Corporations, or
(ii) would result in any increase in insurance premiums payable by the Corporations.

(v)Bank Accounts: Powers of Attorney. Schedule 3.1(u) annexed hereto sets forth: (i) the name of each Person with whom the Corporations maintain an account or safety deposit box and the names of all Persons authorized to draw thereon or to have access thereto; and (ii) the name of each Person holding a general or special power of attorney from the Corporations and a summary of the terms thereof.

(w)Litigation. Except as disclosed in Schedule 3.1(w) (if applicable) annexed hereto, there are (i) no actions, claims, investigations, arbitrations, and other proceedings pending, or to the knowledge of the Vendor, threatened against, with respect to, or affecting in any manner, the Corporations, their properties or the Purchased Shares, or any issued and outstanding shares in the capital of any Subsidiary (if applicable); and (ii) no outstanding judgements, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or in any manner affecting any of the Corporations, the Subsidiaries (if applicable), their properties or the Purchased Shares, or any issued and outstanding shares in the capital of any Subsidiary (if applicable).

(x) Default Under Agreements. The Corporations (i) are in good standing and entitled to all benefits under, (ii) have performed all obligations required to be performed under, and (iii) are not in default under, or in breach of, any written or oral contracts, agreements, indentures, instruments, commitments, licenses or permits applicable to any of them.

(y) Tax Matters. The Corporations have correctly prepared and duly and timely filed all tax returns required to be filed by them, have paid all taxes, (including, without limitation, income, withholding, real property, social service and corporation, capital, value added, sales, franchise, excise, profits, gross receipts, customs duties, stamp, transfer, water, business and goods and services taxes) (collectively, the "Taxes", and individually, a "Tax") which are due and payable and adequate provision will be made in the Closing Date Balance Sheet for the payment of all Taxes not yet due and payable for any taxation year ending on or prior to the Closing Date. The Corporations have made adequate and timely installments of Tax. All Tax returns filed by the Corporations have been duly and accurately completed as required by Law.

    With respect to any period for which Tax returns have not yet been filed or for which Taxes are not yet due and payable, the Corporations have only incurred liabilities for Taxes in the ordinary course of their business.

    All Tax returns of the Corporations have been assessed through and including (and there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax return or the payment of any Tax by the Corporations. All deficiencies proposed as a result of such assessments or reassessments of the Tax returns through and including July 31, 2000 have been paid and settled.

The Corporations have withheld from each payment made to any of their past and present shareholders, directors, officers, employees and agents the amount of all Taxes and other deductions required to be withheld and has paid such amounts when due or made adequate provision for the payment of such amounts to the proper receiving authorities.

The Corporations are not subject to any assessments, levies, penalties or interest with respect to Taxes which will result in any liability on their part in respect of any period ending on or prior to the Closing Date, in excess of the amount provided for and reserved against in the Closing Date Balance Sheet.

(a') Paid-up Capital. The paid-up capital for tax purposes of each of the Purchased Shares is no less than its stated capital for corporate purposes.

(aa) Licenses, Permits. The Corporations have, and are in full compliance with and entitled to all of the benefits under, all permits, licenses, certificates of compliance, consents, approvals and authorizations of, or registrations with, any governmental, judicial or public authority or regulatory body (collectively, the "Licenses", and individually a "License") necessary or required to conduct their businesses as presently conducted, and each License has been validly issued and is in full force and effect. Other than as set forth in Schedule 3.1(aa) annexed hereto, there are no Licenses required to conduct the business of the Corporations as presently conducted. No fact, condition or circumstance has occurred to create, and the execution of this Agreement and its performance shall not create, any right to terminate, cancel, modify, amend, revoke or expire any License.

(ab) Employee Matters. The Corporations have complied with all applicable Laws relating to employment matters, including, without limitation, any provisions thereof relating to wages, hours and collective bargaining.

Schedule 3.1(bb) annexed hereto is a true and complete list of all written employment, service, union, agency, consulting, termination and severance contracts and agreements entered into by the Corporations with or for any or all of its present or past shareholders, directors, officers, employees and agents. Except as set out in the contracts and agreements therein referred to, there are no shareholders, directors, officers, employees or agents of the Corporations who are entitled to a specified notice of termination or fixed term of employment or who cannot be dismissed upon such notice as is required by Law.

(ac) Benefit Plans. Except as set forth in Schedule 3.1(cc) annexed hereto, neither the Corporations nor any Subsidiary (if applicable) are a party to any pension, retirement, bonus, profit sharing, compensation, incentive, stock purchase, stock option, stock appreciation, severance, change-of-control, savings, thrift, insurance, medical, hospitalization, disability, death or other similar program, or practice providing directors, officers, shareholders or employee benefits (the "Benefit Plans").

There are no outstanding defaults or violations by the Corporations of any payment obligation required to be performed by it in connection with any Benefit Plan. There are no actions, claims, investigations, arbitrations or other proceedings which, to the knowledge of the Vendor, are pending or threatened with respect to the Benefit Plans (other than routine claims for benefits) against the Corporations, the funding agent or the fund of such Benefit Plan. No proceeding has been initiated to terminate any Benefit Plan. All Benefit Plans which are funded plans are funded in accordance with their rules and all Laws and are fully funded on both a going-concern and a termination basis.

(ad) Environmental Matters. Except as set forth at Schedule 3.1(dd) annexed hereto, the Corporations have at all times conducted, held and used, and are continuing to conduct, hold and use, their affairs, business and properties in accordance with all applicable Laws relating in whole or in part to the environment or its protection. Except as disclosed at Schedule 3.1(dd) annexed hereto, at no time have any contaminants been released, emitted, discharged, deposited, issued, sprayed, injected, abandoned, buried, spilled, incinerated, disposed, leaked, poured, emptied, dumped, or placed on, in, under or adjacent to any immoveable or real property owned or used by the Corporations.

(ae) Compliance with Laws. The Corporations have complied and continue to comply with all Laws.

(af) No Changes. Since March 31, 2001 up to the Closing Date, there has not been any material adverse change in the business, operations, properties, prospects or condition of the Corporations, or any event, condition or contingency that is likely to result in such a material adverse change.

(ag) No Unusual Transactions. Since March 31, 2001 up to the Closing Date, each of the Corporations have conducted their businesses in the ordinary course, and, without limiting the generality of the foregoing, have not:

      (i) made or assumed any commitment, obligation or liability which is outside the usual and ordinary course of their businesses;

      (ii)ceased to operate their properties and to carry on their businesses as heretofore carried on nor has the Corporations failed to maintain all of their properties, rights and assets consistently with past practices, nor has the Corporations failed to do any and all things reasonably necessary and within their power to retain and preserve the goodwill of their businesses;

      (iii)sold or otherwise in any way alienated or disposed of or lost any of their assets other than in the ordinary course of business and in a manner consistent with past practices;

       (iv)split, combined or reclassified any of their shares, or redeemed, retired, repurchased or otherwise acquired shares in their capital stock or other corporate security, or reserved, declared, made or paid any dividend, or made any other distributions or appropriations of profits or capital;

       (v)discharged any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise), other than obligations and liabilities discharged in the ordinary course of business and in a manner consistent with past practices;

       (vi) waived or canceled any material claim, account receivable, trade account, or right outside the ordinary course of business or made any gift;

       (vii) made any change in the rate or form of compensation or remuneration payable or to become payable to any of their shareholders, directors, officers, employees or agents;

       (viii) made any change in their accounting principles and practices as utilized in the preparation of the Financial Statements, or granted to any customer any special allowance or discount, or changed their pricing, credit or payment policies, other than in the ordinary course of business;

       (ix) made any capital expenditure other than in the ordinary course of business;

       (x) made any loan or advance, or assumed, guaranteed or otherwise became liable with respect to the liabilities or obligations of any Person;

       (xi) suffered any extraordinary losses whether or not covered by insurance; modified its constating instruments, by-laws or capital structure;

       (xii) suffered any material shortage or any cessation or interruption of inventory shipments, supplies or ordinary services;

       (xiv) removed any director or auditor or terminated any officer;

       (xv) purchased or otherwise acquired any corporate security or proprietary, participatory or profit interest in any Person;

       (xvi) incurred any indebtedness other than to trade creditors in the ordinary course of business and in a manner consistent with past practices;

       (xvii) issued, sold or otherwise disposed of any shares of their capital stock or any warrants, rights, bonds, debentures, notes or other corporate security;

       (xviii) modified or changed their business organization or their relationship with their suppliers, customers and others having business relations with it; or

       (xix) authorized, agreed or otherwise committed to any of the foregoing;

(ah) No Broker. None of the Vendors, the Corporations, or any of their respective shareholders, directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to this Agreement or any of the transactions contemplated hereby.

(ai) Stand Alone. No part of the business of the Corporations is conducted through any Person other than the Corporations. The Vendors do not have, and none of the Corporation's directors or officers has, any interest in any property, immovable or real, movable or personal, tangible or intangible, used in or pertaining to the business of the Corporations.

(aj) Full Disclosure. The Vendors have made or caused to be made due inquiry with respect to (i) each covenant, agreement, obligation, representation and warranty contained in this Agreement, (ii) the Schedules annexed hereto, and
(iii) any certificates or other documents referred to herein or furnished to the Purchaser pursuant hereto, and none of the aforesaid covenants, agreements, obligations, representations, warranties, Schedules, certificates or documents contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation, warranty, Schedule, certificate or other document not misleading.

Except as disclosed in this Section 3.1 or as set forth in the Schedules annexed hereto, there is no fact, condition or circumstance which (i) adversely or in the future may adversely affect the business, operations, properties, prospects, or condition of the Corporations or the ability of the Vendor to perform its obligations under this Agreement, or (ii) relates to the business of the Corporations and might reasonably be expected to deter a Person carrying on a like business from consummating the transactions hereby contemplated.

3.2 Representations and Warranties of the Purchaser. The Purchaser and the Parent Company represent and warrant to the Vendors as follows and acknowledges that the Vendors are relying upon such representations and warranties in connection with the sale by the Vendors of the Purchased Shares and that the Vendors would not have entered into this Agreement without such representations and warranties:

(a) Due Incorporation. The Purchaser and the Parent Company are duly incorporated, validly existing and in good standing under the laws of their jurisdiction of incorporation and have the necessary corporate power to own or lease their properties and to carry on their businesses as such businesses are presently conducted.

(b) Due Authorization. The Purchaser and the Parent Company have the necessary corporate power and authority to execute this Agreement and to perform their obligations hereunder. The execution of this Agreement by the Purchaser and the Parent Company and the performance by the Purchaser and the Parent company of their obligations hereunder have been duly authorized by all necessary corporate action on their part. Such execution and performance by the Purchaser and the Parent company does not require any action or consent of, any registration with, or notification to, any Person, or any action or consent under any Laws to which the Purchaser and the Parent company are subject except for the Parent company to file the appropriate S.E.C. disclosing forms after the signature of the Purchase and Sale Agreement which, it agrees to forthwith. The Parent company is duly authorized under its charter to execute and perform all of its obligations under this Agreement and there is nothing contained in the Parent company's charter which would prohibit or limit its ability to perform and execute this Agreement.

(c) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Purchaser and the Parent company enforceable against it in accordance with its terms.

(d) No Conflict. The execution of this Agreement, the consummation of the transactions contemplated herein, the performance by the Purchaser and the Parent Company of their obligations hereunder and the compliance by the Purchaser and the Parent Company with this Agreement do not violate, contravene or breach, or constitute a default under, the constating instruments or by-laws of the Purchaser and the Parent company.

(e) No Broker. Neither the Purchaser or the Parent company nor any of their shareholders, directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to this Agreement or any of the transactions contemplated hereby.


                                 ARTICLE  IV
                            Covenants of the Vendor

4.1 Conduct of Business. The Vendors shall cause each of the Corporations from the date hereof up to the Closing Date to conduct their businesses in the ordinary course and in a manner consistent with past practices and, without limiting the generality of the foregoing, the Vendors shall cause each of the Corporations not to:

(a) make or assume any commitment, obligation or liability which is outside the usual and ordinary course of their businesses;

(b) cease to operate their properties and to carry on their businesses as heretofore carried on or fail to maintain all of their properties, rights and assets consistently with past practices, or fail to do any and all things reasonably necessary and within their power to retain and preserve the goodwill of their business;

(c) sell or otherwise in any way alienate or dispose of any of their assets, other than in the ordinary course of business and in a manner consistent with past practices;

(c) split, combine or reclassify any of their shares, or redeem, retire, repurchase or otherwise acquire shares in their capital stock or other corporate security, or reserve, declare, make or pay any dividend, or make any other distributions or appropriations of profits or capital;

(e) discharge any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise), other than obligations and liabilities discharged in the ordinary course of business and in a manner consistent with past practices;

(f) waive or cancel any material claim, account receivable, trade account or right outside the ordinary course of business or make any gift;

(g) make any change in the rate or form of compensation or remuneration payable to or to become payable to any of their shareholders, directors, officers, employees or agents;

(h) make any change in their accounting principles and practices as utilized in the preparation of the Financial Statements, or grant to any customer any special allowance or discount, or change their pricing, credit or payment policies, other than in the ordinary course of business;

(i) make any capital expenditure;

(j) make any loan or advance, or assume, guarantee, endorse or otherwise become liable with respect to the liabilities or obligations of any Person;

(k) modify its constating instruments, by-laws or capital structure;

(l) remove any director or auditor or terminate any officer [without cause], except those directors, auditors and officers who will resign in accordance with Subsection 4.5(d);

(m) purchase or otherwise acquire any corporate security or proprietary, participatory or profit interest in any Person;

(n) incur any indebtedness other than to trade creditors in the ordinary course of business and in a manner consistent with past practices;

(o) issue, sell or otherwise dispose of any shares of their capital stock or any warrants, rights, bonds, debentures, notes or other corporate security;

(p) modify or change their business organization or their relationship with their suppliers, customers and others having business relations with it; and

(q)  authorize, agree or otherwise commit to any of the foregoing.

In addition, and without limiting the generality of the foregoing, from the date hereof up to the Closing Date, the Vendor shall cause each of the Corporations to:

(r) (i) comply with all Laws, (ii) duly and punctually file all reports and returns required to be filed by any Laws or Benefit Plans, and (iii) pay or provide for the payment of all Taxes;

(s) maintain their books in a manner that fairly and accurately reflects their income, expenses and liabilities in accordance with generally accepted accounting principles consistently applied and using accounting policies, practices and calculations applied on a basis consistent with past periods and throughout the periods involved;

(t) maintain in full force and effect insurance policies on all of their properties providing coverage and amounts of coverage comparable to the coverage and amounts of coverage provided under their insurance policies in effect on the date hereof;

(u) perform duly and punctually all of their contractual obligations in accordance with the terms thereof; and

(v) maintain and keep their properties in good condition and working order, except for ordinary wear and tear.

4.2 Notification. From the date hereof up to the Closing Date, the Vendors will promptly notify the Purchaser in writing if the Vendors becomes aware of any fact or condition that causes or constitutes a breach of any of the Vendors' representations and warranties as of the date of this Agreement, or if the Vendors become aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Vendors will promptly notify the Purchaser in writing of the occurrence of any breach of any covenant of the Vendors in this
Article IV or of the occurrence of any event that may make the satisfaction of the conditions in Article V impossible.

4.3 Examination. Subject to the term of the Confidentiality Agreement dated August 3, 2000 up to the Closing Date, the Vendors shall afford, and shall cause the Corporations to afford, to the Purchaser and Parent company and their legal, accounting and other representatives full access during normal business hours (without undue interference to the ordinary conduct of the business of the Corporations) to (a) the Corporations, and their affairs, business and properties, and (b) all executive personnel and auditors of the Corporations to consult with them in respect of (i) the affairs, business and properties of the Corporations and the manner in which they are conducted, held or used, and (ii) any questions raised by the examination made by the Purchaser and the Parent company, and their representatives pursuant to this
Section 4.3.

4.4 Restrictions. The Vendors shall not and shall cause the Corporations not to, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, provide information to, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other Person relating to the acquisition of the Purchased Shares or the assets of the Corporations, in whole or in part, whether through direct or indirect purchase, amalgamation, consolidation or other business combination (other than sales of assets in the ordinary course of business).

4.5 Closing.  On the Closing Date, the Vendors shall:

(a) take, and shall cause the Corporations to take, all actions as may be reasonably required by legal counsel for the Purchaser to duly and validly transfer the Purchased Shares to the Purchaser and/or its nominee, including, without limitation, to cause the Corporations (i) to make the necessary inscriptions in the register of the Corporations in order to record the transfer of the Purchased Shares in favour of the Purchaser and/or its nominee, and (ii) to deliver to the Purchaser and/or its nominee, upon the cancellation of the old share certificate representing the Purchased Shares, a new certificate in its name representing the Purchased Shares;

(b) deliver to the Purchaser at the place of Closing (i) certificates for the Purchased Shares, duly endorsed for transfer to the Purchaser, and (ii) a certificate executed by the Vendors to the effect that each of the Vendors' representations and warranties in this Agreement (except as qualified in the certificate) is true and correct in all respects as of the Closing Date as if made on the Closing Date and that the Vendors have complied with each of its covenants in this Agreement. The representations and warranties of the Vendors made as of the Closing Date in the Vendors' certificate shall be deemed made as of the Closing Date with the same effect as the representations and warranties made by the Vendors herein;

(c) if required by the Purchaser, cause all or any of the directors, officers and auditors of the Corporations (i) to resign from the Corporations, as the case may be, effective on the Closing Date, and (ii) to deliver to the Corporations, as the case may be, at the place of Closing resignations and releases substantially in the form of Schedule 4.5(c) annexed hereto;

(c) deliver to the Purchaser at the place of Closing certified copies of resolutions of the shareholders and directors of the Corporations (in form and substance reasonably satisfactory to the Purchaser's legal counsel) (i) authorizing and approving the sale, assignment and transfer of the Purchased Shares from the Vendors to the Purchaser and/or its nominees and their registration in the name of the Purchaser and/or its nominees, (ii) accepting the resignations effective on the Closing Date of the directors, officers and auditors referred to in Subsection 4.5(d), and (iii) appointing such new directors, officers and auditors of the Corporations as may be nominated by the Purchaser;


                                 ARTICLE  V
                          Covenants of the Purchaser

5.1 Closing. If each condition set forth at Section 7.1 is (i) performed or complied with, or (ii) waived by the Purchaser, and if this Agreement is not terminated in accordance with Section 7.2, then the Purchaser shall, on the Closing Date, deliver to the Vendors at the place of Closing:

(a) a certificate executed by the Purchaser to the effect that each of the Purchaser's representations and warranties in this Agreement (except as qualified in the certificate) is true and correct in all respects as of the Closing Date as if made on the Closing Date and that the Purchaser and the Parent company has complied with each of its covenants in this Agreement. The representations and warranties of the Purchaser and the Parent company made as of the Closing Date in the Purchaser's certificate shall be deemed made as of the Closing Date with the same effect as the representations and warranties made by the Purchaser herein; and

(b) three (3) stock certificates of Preferred Shares Class B of Infynia.com Inc. exchangeable into Common Shares of Infynia.com Corporation and registered under the name of (1) Mr. Demetre Alexopoulos, for a total amount of Four Million Three Hundred Fifty Thousand (4,350,000) shares, (2) Mr. Demetrios Pavlounis, for an amount of Four Million Three Hundred Fifty Thousand (4,350,000) shares and (3) Mr. Fortunato Abbate, for an amount of Three Hundred Thousand (300,000) shares representing the amount of the Purchase Price payable in shares.

                                ARTICLE  VI
                  Survival of Representations and Warranties

6.1 Survival of Representations and Warranties of the Vendor. The representations and warranties of the Vendor contained in this Agreement, in the Schedules annexed hereto or in any certificate or other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement, and notwithstanding such completion or any investigation made by or on behalf of the Purchaser or any knowledge by the Purchaser and/or the Parent company of any incorrectness in, or breach of, such representations or warranties, shall continue in full force and effect for the benefit of the Purchaser and the Parent company for a period of three (3) years from the date hereof; (i) except for any representation and warranty relating to Tax matters which shall survive until ninety (90) days after the last date on which the relevant tax authority is entitled to assess or reassess the Corporations, or the Purchaser with respect to such Tax matters, (ii) except for any representation and warranty in respect of which a claim based on fraud is made, and (iii) except for the representations and warranties contained in sections as mentionned herein, which in each such case shall be unlimited as to duration.

6.2 Survival of Representations and Warranties of Purchaser. The representations and warranties of the Purchaser and the Parent company contained in this Agreement or in any certificate or other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement, and notwithstanding such completion or any investigation made by or on behalf of the Vendors or any knowledge by the Vendors of any incorrectness in, or breach of, such representations or warranties, shall continue in full force and effect for the benefit of the Vendors for a period of three (3) years from the date hereof; except for any representation and warranty in respect of which a claim based on fraud is made and except for the representations and warranties contained in sections as mentionned herein, which in each such case shall be unlimited as to duration.


                                ARTICLE VII
                           Conditions of Closing

7.1 Conditions for the Benefit of the Purchaser. The purchase and sale of the Purchased Shares in accordance with the terms of this Agreement are subject to the following conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser. Each condition is to be performed or complied with in all respects at or prior to the Closing Date:

(a) Truth of Representations and Warranties of the Vendor. The representations and warranties of the Vendors contained in this Agreement or in any Schedule annexed hereto or in any certificate or other document delivered or given pursuant to this Agreement (considered individually and collectively), shall have been accurate in all material respects as of the date of this Agreement, and shall be true and correct in all material respects as of the Closing Date as though made on such date, without giving effect to any exception contained in the certificate delivered pursuant to Section 4.5(b)(ii). Each of the Vendors' representations and warranties contained in Section (shall have been accurate in all respects as of the date of this Agreement, and shall be true and correct in all respects as of the Closing Date as though made on such date, without giving effect to any exception contained in the certificate delivered pursuant to Section 4.5(b)(ii).

(b) Performance of Covenants by the Vendors. All of the covenants, obligations and agreements that the Vendors are required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date (considered individually and collectively), shall have been performed or complied with in all material respects at or prior to the Closing Date.

(b) Governmental Approvals. (If applicable) There shall have been obtained from all appropriate governmental agencies and authorities all approvals, consents and assurances, in form and substance reasonably satisfactory to the Purchaser's legal counsel, necessary in order to permit the transactions contemplated herein to be completed on the Closing Date without affecting or resulting in the termination, cancellation, modification, amendment, variation or renegotiation of this Agreement or any contract to which the Corporations are a party. To the extent that a notification is required under the Competition Act (Canada), all applicable waiting periods shall have expired.

(c) Third Party Approvals. There shall have been obtained from all appropriate Persons all approvals, consents and assurances, in form and substance reasonably satisfactory to the Purchaser's legal counsel, necessary in order to permit the transactions contemplated herein to be completed without affecting or resulting in the termination, cancellation, modification, amendment, variation or renegotiation of this Agreement.

(d) No Material Change. From the date hereof up to and including the Closing Date, there shall have been no material adverse change in the business, operations, properties, prospects or condition of the Corporations, nor shall any change of Law have occurred which, in the reasonable opinion of the Purchaser, materially and adversely affects or may materially and adversely affect the Corporations. For the purposes of this Subsection 7.1(e), the phrase "change of Law" shall mean (i) any change to any Law, or (ii) any future Law.

(e) Litigation. There shall be no actions, claims, investigations, arbitrations or other proceedings (whether or not on behalf of the Vendors and the Corporations) pending or threatened to restrain, enjoin or invalidate any transaction contemplated by this Agreement.

If any of the conditions of this Section 7.1 has not been satisfied as of the Closing Date, or if the Purchaser is not satisfied for any reason whatsoever with the results of its due diligence investigation made pursuant to Section
4.3 or if Closing has not occurred by May 15, 2001 for reasons other than the Purchaser's failure to comply with its obligations under this Agreement, the Purchaser may, at its option, either (i) terminate this Agreement by notice to the Vendor at any time prior to the Closing without further formality, or (ii) proceed with the Closing, without prejudice, in either case, to the Purchaser's other rights, recourses and remedies.

7.2 Conditions for the Benefit of the Vendors. The purchase and sale of the Purchased Shares in accordance with the terms of this Agreement are subject to the following conditions, each of which is hereby declared to be for the exclusive benefit of the Vendor. Each condition is to be performed or complied with in all respects at or prior to the Closing Date:

(a) Truth of representations and Warranties of the Purchaser. The representations and warranties of the Purchaser and the Parent company contained in this Agreement or in any certificate or other document delivered or given pursuant to this Agreement (considered individually and collectively), shall have been accurate in all material aspects as of the date of this Agreement, and shall be true and correct in all material respects as of the Closing Date as though made on such date, without giving effect to any exception contained in the certificate delivered pursuant to Section 5.1(a). Each of the Purchaser's and Parent company's representations and warranties contained in sections as mentioned herein shall have been accurate in all respects as of the date of this Agreement, and shall be true and correct in all respects as of the Closing Date as though made on such date, without giving effect to any exception contained in the certificate delivered pursuant to Section 5.1(a).

(b) Litigation. There shall be no actions, claims, investigations, arbitrations or other proceedings (whether or not on behalf of the Purchaser) pending or threatened to restrain, enjoin or invalidate any transaction contemplated by this Agreement.

If any of the conditions of this Section 7.2 has not been satisfied as of the Closing Date or if Closing has not occurred by May 16, 2001 for reasons other than the Vendors' failure to comply with its obligations under this Agreement, the Vendors may, at their option, either (i) terminate this Agreement by notice to the Purchaser at any time prior to Closing without further formality, or (ii) proceed with the Closing, without prejudice, in either case, to the Vendor's other rights, recourses and remedies.


                             ARTICLE VIII
                           Indemnification


8.1 Indemnification by the Vendor. The Vendors shall jointly and not sevrely indemnify and hold the Purchaser harmless from and against any claims, demands, actions, causes of action, judgments, damages, losses (which shall include any diminution in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fees and disbursements), including Tax liabilities (collectively, the "Losses") which may be made against the Purchaser, the Corporations or which any of them may suffer or incur as a result of, arising out of or relating to:

(a) any violation, contravention or breach of any covenant, agreement or obligation of the Vendor under or pursuant to this Agreement; or

(b) any incorrectness in, or breach of, any representation or warranty made by the Vendor in Section 3.1, the Schedules annexed hereto or in any certificate or other document delivered or given pursuant to this Agreement, whether or not the Purchaser relied thereon or had knowledge thereof; or

(c) any liabilities or obligations of the Corporations of any nature whatsoever arising after the Closing Date in respect of any fact, condition or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, any liabilities or obligations of the Corporations for Taxes due, together with any penalties or interest, in connection with any period ending on or prior to the Closing Date), other than liabilities or obligations reflected in or reserved against in the Closing Date Balance Sheet.

8.2 Indemnification by Purchaser. The Purchaser shall indemnify and hold the Vendor harmless from and against any Losses which may be made against the Vendor or which the Vendor may suffer or incur as a result of, arising out of or relating to:

(a) any violation, contravention or breach of any covenant, agreement, or obligation of the Purchaser under or pursuant to this Agreement; or

(b) any incorrectness in, or breach of, any representation or warranty made by the Purchaser and the Parent company in Section 3.2, the Schedules annexed hereto or in any certificate or other document delivered or given pursuant to this Agreement, whether or not the Vendors relied thereon or had knowledge thereof.

8.3 Obligation to Reimburse. The Party providing indemnification hereunder (the "Indemnifying Party") shall reimburse by way of the equivalent amount of Preferred Shares Class B of Infynia.com Inc., on demand, to the Party being indemnified hereunder (the "Indemnified Party") the amount of any Losses suffered or incurred by the Indemnified Party, the whole as of the date that the Indemnified Party incurs any such Losses, together with interest (amount of interest also payable in the equivalent amount of Preferrred Shares Class B of Infynia.com Incorporated) thereon from the aforesaid date until payment in full at the annual rate equal to the National Bank of Canada preferential rate plus one (1) percent.

8.4 Notification. Promptly upon obtaining knowledge thereof, the Indemnified Party shall notify the Indemnifying Party of any cause which the Indemnified Party has determined has given or could give rise to indemnification under this Article VIII. The omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any duty to indemnify and hold harmless which otherwise might exist with respect to such cause unless (and only to that extent) the omission to notify materially prejudices the ability of the Indemnifying Party to exercise its right to defend provided in this Article VIII.

8.5 Defense of Third Party Claim. If any legal proceeding shall be instituted or any claim or demand shall be asserted by a third party against the Indemnified Party (each a "Third Party Claim"), then the Indemnifying Party shall have the right, after receipt of the Indemnified Party's notice under
Section 8.4 and upon giving notice to the Indemnified Party within five (5) calendar days of such receipt, to defend the Third Party Claim at its own cost and expense with counsel of its own selection, provided that:

          (a) the Indemnified Party shall at all times have the right to fully participate in the defense at its own expense;

          (b) the Third Party Claim seeks only monetary damages and does not seek any injunctive or other relief against the Indemnified Party;

          (c)the Indemnifying Party unconditionally acknowledges in writing its obligation to indemnify and hold the Indemnified Party harmless with respect to the Third Party Claim;

          (d)legal counsel chosen by the Indemnifying Party is satisfactory to the Indemnified Party, acting reasonably; and

          (e)if the amount of theThird Party Claim is greater than Ten Thousand dollars ($10,000), inclusive of reasonably estimated interest and costs, then the Indemnifying Party shall deliver the equivalent of Preferred Shares, surety bond or similar security in form and substance satisfactory to the Indemnified Party, acting reasonably, in the amount by which such Third Party Claim exceeds Ten Thousand dollars ($10,000), as security for the payment of amounts payable by the Indemnifying Party to the Indemnified Party pursuant hereto.

Amounts payable by the Indemnifying Party pursuant to a Third Party Claim shall be paid in accordance with the terms of the settlement or, the judgement, as applicable, but in any event prior to the expiry of any delay for a judgement to become executory.

8.6 No Compromise. The Indemnifying Party shall not be permitted to compromise and settle or to cause a compromise and settlement of any Third Party Claim, without the prior written consent of the Indemnified Party, unless:

    (a)the terms of the compromise and settlement require only the payment of money and do not require the Indemnified Party, the Corporations to admit any wrongdoing or take or refrain from taking any action; and

    (b)the Indemnified Party receives, as part of the compromise and settlement, a legally binding and enforceable unconditional satisfaction or release, which is in form and substance satisfactory to the Indemnified Party, acting reasonably, from any and all obligations or liabilities it may have with respect to the Third Party Claim.

8.7 Failure to Defend.  If the Indemnifying Party fails:

          (a) within twenty (20) calendar days from receipt of the notice of a Third Party Claim to give notice of its intention to defend the Third Party Claim in accordance with Section 8.5, or

          (b) to comply at any time with any of Subsections 8.5(c) or 8.5(e).

then, the Indemnifying Party shall be deemed to have waived its right to defend the Third Party Claim and the Indemnified Party shall have the right (but not the obligation) to undertake or to cause the Corporations to undertake the defense of the Third Party Claim and compromise and settle the Third Party Claim on behalf, for the account and at the risk and expense of the Indemnifying Party.

8.8 Limitation on Indemnification. The obligation of indemnification set out in Sections 8.1 and 8.2 shall survive the Closing without limit as to time for the period prescribed by law, except the obligation of indemnification arising from any material incorrectness in, or breach of, any representation or warranty made by the Vendor, the Purchaser and the Parent company, as the case may be, which in each case shall be subject to the limitations regarding survival of representations and warranties set forth in Section 6.1 or 6.2, as the case may be.

                                ARTICLE  IX
                                  Closing

9.1 Date, Time and Place of Closing. The Closing shall take place at Montreal, on May, 2001 on the 11 calendar day following the satisfaction or waiver of all the conditions of Closing set forth in Article VII hereof (the "Closing Date"), at the hour of 4:30 PM, ET, or at such other place, on such other date and/or at such other time as may be agreed between the Parties.

                                ARTICLE  X
                              Miscellaneous

10.1 Announcements. Prior to Closing, any press release, public announcement or publicity with respect to the transaction contemplated in this Agreement shall be made only with the prior written consent of the Parties unless such release, announcement or publicity is required by Law, in which case the Party required to make such release, announcement or publicity shall use its best efforts to obtain approval of the other Party to the form, nature and extent of such disclosure, which approval shall not be unreasonably withheld. After the Closing, any such press release, public announcement or publicity by the Vendors shall be made only with the prior written consent of the Purchaser unless such release, announcement or publicity is required by law, in which case the Vendors shall use their best efforts to obtain the Purchaser's approval to the form, nature and extent of such disclosure, which approval shall not be unreasonably withheld. Unless otherwise determined by a court of competent jurisdiction, the Parties shall, and the Vendors shall cause the Corporations to, keep this Agreement strictly confidential and make no disclosure thereof to any person except the Parties' counsel and advisors and except as may be required in connection with the consummation of the transactions contemplated hereby or as may be required by Law, without the prior written consent of the other Party.

10.2 Further Assurances. Each Party upon the request of the other, whether at or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

10.3 Successors in Interest. This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns. The Vendors may not assign this Agreement or any of his rights and obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign this Agreement and all of the Purchaser's rights and obligations hereunder to an affiliate; provided however, that such assignment shall not relieve the Purchaser of its obligations hereunder.

10.4 Notices. Any notice, consent, authorization, direction or other communication required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery or by telex, telecopier or similar telecommunications device and addressed as follows:

(a) in the case of the Vendors, to it at: (b) in the case of the Purchaser, to it at:

      Attn: Demetre Alexopoulos,    Attn: Marc Michielli and/or Louis R. Turp
      Telecopier: (514) 332-8930              Telecopier: (514) 383-8272

Any notice, consent, authorization, direction or other communication delivered as aforesaid shall be deemed to have been effectively delivered and received, if sent by telex, telecopier or similar telecommunications device on the calendar day next following receipt of such transmission or, if delivered, to have been delivered and received on the date of such delivery provided, however, that if such date is not a business day then it shall be deemed to have been delivered and received on the business day next following such delivery. Either Party may change its address for service by notice delivered as aforesaid.

10.5 Expenses. Subject to Section 2.4, the Vendors shall bear and pay all costs, expenses and fees (including, without limitation, legal counsel and accounting fees and disbursements) incurred by the Vendor and the Corporations in connection with the preparation, execution and consummation of this Agreement and the transactions contemplated hereunder.

Subject to Section 2.4, the Purchaser shall bear and pay all costs, expenses and fees (including, without limitation, legal counsel and accounting fees and disbursements) incurred by it in connection with the preparation, execution and consummation of this Agreement and the transactions contemplated hereunder.

10.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

10.7 Severability. Any Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall (a) be severed from any illegal, invalid or unenforceable Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement, and (b) otherwise remain in full force and effect.

10.8 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws presently in force in the Province of Quebec.

10.9 Entire Agreement. This Agreement, including the Schedules, constitutes the entire Agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions of the Parties.

10.10 Inconsistency. This Agreement shall override the Schedules annexed hereto to the extent of any inconsistency.

10.11 Gender. Any reference in this Agreement to any gender shall include both genders and the neuter, and words herein importing the singular number only shall include the plural and vice versa.

10.12 Currency. The common share value of Infynia.com Corporation mentioned herein is expressed in US dollars and the value of financial statements of MicroSource are expressed in Canadian funds.

10.13 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

10.14 Amendment. No amendment shall be binding unless expressly provided in an instrument duly executed by the Parties.

10.15 Waiver. No waiver, whether by conduct or otherwise, of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the Parties to be bound thereby.

              IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and at the place first above mentioned.


VENDORS                                                 INFYNIA.COM INC.




By:/s/ Demetre Alexopoulos                  By:/s/ Jean-Pierre Reid
       Demetre Alexopoulos                     Jean-Pierre Reid, President

By:/s/ Demetrios Pavlounis                  By:/s/ Marc Michielli
       Demetrios Pavlounis                     Marc Michielli, C.F.O.


By:/s/ Fortuanto Abbate                     By:/s/ Louis R. Turp
       Fortunato Abbate                        Louis R. Turp, V.P. M&A

AND SIGNING AS INTERVENERS HERETO:


146473 CANADA INC., ("MicroSource")             3458415 CANADA INC.

By:/s/ Demetre Alexopoulos                  By:/s/ Demetre Alexopoulos
    Demetre Alexopoulos                        Demetre Alexopoulos

By:/s/ Demetrios Pavlounis                      3762556 CANADA INC.
    Demetrios Pavlounis
                                            By:/s/ Demetrios Pavlounis
                                               Demetrios Pavlounis

IDRCI INTERNET DEVELOPMENT/RESEARCH CENTER INC.

By:/s/ Fortunato Abbate
    Fortunato Abbate

                           INFYNIA.COM CORPORATION


By:/s/ Andrea Audet                         By:/s/ Louis R. Turp
    Andrea Audet, Secretary-Treasurer           Louis R. Turp, President














                                  EXHIBIT A




                           EXCHANGE ELECTION NOTICE




To:  Louis R. Turp                                           Dated:
     Chief Executive Officer
     Infynia.com Corporation


The undersigned, hereby agrees to exchange shares of Class B Preferred Stock of Infynia.com Incorporated in exchange for _________________ shares of the Exchange Stock.







Signature: ____________________________
                   Print Name

Address: